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                                                                       EXHIBIT 1


                                 AMENDMENT NO. 1
                  TO THE AMENDED AND RESTATED RIGHTS AGREEMENT


         This Amendment No. 1 to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of July 18, 1996 between Southwest Airlines Co., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company, a New York trust company, as Rights Agent, is dated as of March 15, 2001.

                             RECITALS OF THE COMPANY

         The Company desires to amend the Rights Agreement in order (a) to accelerate the Final Expiration Date (as defined therein) to July 30, 2005 and
(b) to make the provisions of such agreement inapplicable to certain fully-financed cash tender offers (more fully described below) for the common stock of the Company, and Section 29 of the Rights Agreement permits such amendments without the approval of any holders of the Right Certificates (as defined therein).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

         1. The definition of Final Expiration Date contained in Section 1, Certain Definitions, of the Rights Agreement is hereby amended to read as follows:

                  "Final Expiration Date" shall mean the later of the Close of Business on July 30, 2005 or the third anniversary of the Distribution Date.

         2. Section 1, Certain Definitions, of the Rights Agreement is hereby amended to include the following definition:

                  "Qualified Offer" shall mean an all-cash tender offer for all outstanding Common Shares of the Company that meets all of the following requirements:

                  (i) on or prior to the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, the Person making such offer:

                           (A) has on hand cash or cash equivalents for the full
                  amount necessary to consummate such offer and has irrevocably committed in writing to the Company to utilize such cash or cash equivalents for purposes of such offer if consummated and to set apart and maintain available such cash or cash equivalents for such purposes until the offer is consummated or withdrawn; or



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                           (B) has all financing in the full amount necessary to
                  consummate such offer and has:

                                    (1) entered into, and provided to the
                           Company certified copies of, definitive financing agreements (including exhibits and related documents) for funds for such offer which, when added to the amount of cash and cash equivalents available, committed in writing, set apart and maintained in the same manner as described in clause (A) above, are in an amount not less than the full amount necessary to consummate such offer, which agreements are with one or more responsible financial institutions or other entities having the necessary financial capacity and ability to provide such funds, and are subject only to customary terms and conditions (which shall in no event include conditions requiring access by such financial institutions or other entities to non-public information to be provided by the Company, conditions based on the accuracy of any information concerning the Company, or conditions requiring the Company to make any representations, warranties or covenants in connection with such financing), and

                                    (2) provided to the Company copies of all
                           written materials prepared by such Person for such financial institutions or other entities in connection with entering into such financing agreements; provided that, "the full amount necessary to consummate such offer" in either clause (A) or (B) above shall be an amount sufficient to pay for all Common Shares outstanding on a fully diluted basis in cash pursuant to the offer and all related expenses;

                  (ii) such offer remains open for at least 60 calendar days;

                  (iii) the price to be paid to holders of Common Shares pursuant to the offer is greater than or equal to the higher of (a) 65% of the average Closing Price during the 90 calendar days preceding the offer and (b) the highest Closing Price during the 52 weeks preceding the offer;

                  (iv) such offer is supported by a written opinion, in customary form, of a nationally recognized investment banking firm retained by the Company that is not being compensated on a "percentage of the deal" basis, which opinion must (a) be addressed to the Company and the holders of Common Shares, (b) state that the price to be paid to holders pursuant to the offer is fair from a financial point of view to such holders, and (c) include any written presentation of such firm showing the analysis and range of values underlying such conclusions; such written opinion and such presentation must be updated and provided to the Company within two Business Days prior to the date such offer is consummated; and



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                  (v) in addition to each of the requirements set forth above, such offer is not subject to any condition relating to completion of or satisfaction with any due diligence or similar investigation, and, subject to the foregoing, otherwise provides for usual and customary terms and conditions.

         3. The definition of Acquiring Person contained in Section 1, Certain Definitions, of the Rights Agreement is hereby amended to read as follows:

                  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity or any Person who becomes a Beneficial Owner as a result of the consummation of a Qualified Offer. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Voting Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Voting Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company and at a time when such Person is the Beneficial Owner of 15% or more of the Voting Shares of the Company then outstanding, become the Beneficial Owner of any additional percentage of the outstanding Voting Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

         4. Section 14, Consolidation, Merger or Sale or Transfer of Assets or Earning Power, of the Rights Agreement is hereby amended to end with the following sentence:

                  "None of the provisions of this Section 14 shall apply to a transaction that is effected pursuant to a Qualified Offer."

         5. Exhibit A, Form of Right Certificate is hereby amended to read as set forth in Exhibit A to this Amendment No. 1.

         6. All of the remaining terms and provisions of the Rights Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Rights Agreement to be duly executed, as of the day and year first above written.

                                       SOUTHWEST AIRLINES CO.



                                       By /s/ Herbert D. Kelleher
                                         ---------------------------------------
                                          Herbert D. Kelleher
                                          Chairman of the Board, President and
                                          Chief Executive Officer



                                       CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY
                                       As Rights Agent



                                       By /s/ William S. Seegraber
                                         --------------------------------------




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                                                                       EXHIBIT A

                           [Form of Right Certificate]

Certificate No. R-                                                  _____ Rights


                  NOT EXERCISABLE AFTER JULY 30, 2005 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN SECTION 1 OF THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate

                             SOUTHWEST AIRLINES CO.


         This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 18, 1996 (the "Rights Agreement"), as amended, between Southwest Airlines Co., a Texas corporation (the "Company"), and Continental Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on July 30, 2005, at the Corporate Trust Office of the Rights Agent (or at the office of its successor as Rights Agent), one fully paid non-assessable share of the Common Stock (the "Common Shares") of the Company, at a purchase price of $3.29 per Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 15, 2001, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon that happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder



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of the Rights Agent, the Company and the holders of the Right Certificates.
Copies of the Rights Agreement are on file at the principal place of business and the registered office of the Company and the Corporate Trust Office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the Corporate Trust Office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price set forth in the Rights Agreement or (ii) may be exchanged by the Company in whole or in part for Common Shares.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement





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         This Right Certificate shall not be entitled to any benefit under the
Rights Agreement or be valid or obligatory for any purpose until it shall have been authenticated by an authorized signatory of the Rights Agent.

         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of ___________________, ____.


ATTEST:                                        SOUTHWEST AIRLINES CO.

         [SEAL]

                                               By:
--------------------------------                  ------------------------------
          Secretary                            President


Authentication:

This is one of the Right Certificates referred to in the within-mentioned Rights Agreement.


 CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Rights Agent


By:
   -----------------------------
       Authorized Signatory


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                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate)


         FOR VALUE RECEIVED, _________________________ hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated as of ___________________, ____.


                                                 -------------------------------
                                                            Signature

Signature Guaranteed:

         Signatures must be guaranteed by a bank, broker, dealer, savings institution or other eligible institution participating in a signature guarantee medallion program recognized by the Securities Transfer Association, Inc.

------------------------------------------------------------------------------

                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                       -------------------------
                                                                 Signature

--------------------------------------------------------------------------------



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            [Form of Reverse Side of Right Certificate -- continued]

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                         exercise the Right Certificate)

TO SOUTHWEST AIRLINES CO.:

         The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or other securities) be issued in the name of:

Please insert social security
or other identifying number:


-----------------------------


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:

-------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

Dated as of                    ,     .
           --------------------  ----

                                                     ---------------------------
                                                               Signature


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            [Form of Reverse Side of Right Certificate -- continued]

Signature Guaranteed:

         Signatures must be guaranteed by a bank, broker, dealer, savings institution or other eligible institution participating in a signature guarantee medallion program recognized by the Securities Transfer Association, Inc.

-------------------------------------------------------------------

                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                              -----------------------------
                                                        Signature

--------------------------------------------------------------------------------

                                     NOTICE


         The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


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